Exhibit 99.1

                AUTODESK REPORTS RECORD REVENUES OF $373 MILLION

                         RAISES GUIDANCE FOR FISCAL 2006

     SAN RAFAEL, Calif., Aug. 18 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq: ADSK) today announced financial results for its second fiscal quarter ended July 31, 2005. For the second quarter, Autodesk reported record net revenues of $373 million, a 33 percent increase over $280 million reported in the second quarter of the prior year.

     Second quarter net income was $75 million, or $0.30 per diluted share, on a GAAP basis and $73 million, or $0.29 per diluted share on a non-GAAP basis. Non-GAAP net income excludes a $2 million tax benefit which was the only adjustment for non-GAAP purposes in the current quarter. Net income in the second quarter of the prior year was $39 million, or $0.16 per diluted share, on a GAAP basis, and $44 million, or $0.18 per diluted share on a non-GAAP basis.

     "Autodesk had a remarkable quarter, and we are once again raising guidance for fiscal 2006," said Carol Bartz, Autodesk chairman and CEO. "We saw strong demand across all divisions and all markets. Our customers need real improvements in productivity and efficiency. Autodesk is meeting those needs."

     Autodesk's performance was driven by strong growth in revenues from new seats, upgrades and subscriptions, increasing penetration of its vertical and 3D products and continued improvement in profitability.

     Second quarter revenues from new seats increased 24 percent over the prior year. Revenues from new commercial seats of AutoCAD increased 32 percent over the prior year.

     The retirement of the AutoCAD 2002 based family of products contributed to a 54 percent increase in upgrade revenues compared to the second quarter of fiscal 2005. Subscription revenues, which are called maintenance in the financial statements, increased 55 percent. Combined revenues from subscriptions and upgrades continue to represent approximately one-third of total revenues.

     The company's vertical and 3D products continue to increase their market penetration. Revenues from Autodesk Architectural Desktop and Autodesk Map 3D increased 39 percent and 25 percent respectively over the second quarter of the prior year. Combined revenues from AutoCAD Mechanical and AutoCAD Electrical software increased 46 percent over last year. Revenues from new commercial seats of Autodesk's 3D products -- Autodesk Inventor Series, Autodesk Inventor Professional, Autodesk Revit Building, Autodesk AutoCAD Revit Series, and Autodesk Civil 3D -- increased 93 percent over the prior year.

     During the quarter Autodesk continued to improve its profitability. Operating margins increased to 24 percent on a GAAP and non-GAAP basis. Operating margins in the second quarter of fiscal 2005 were 18 percent on a GAAP basis and 19 percent on a non-GAAP basis.

     In response to feedback from customers, resellers and the sales force, the company also announced a change to the timing of annual product retirements to synchronize more closely with annual product releases in March. The change is being implemented with the retirement of AutoCAD 2002 based products. The previously announced retirement date has been extended from January 15 to March 15, 2006. In addition to improving customer satisfaction, the company believes this change will increase the total number of customers who take advantage of the opportunity to move to new releases.

     "Autodesk has never been better positioned for the future," said Bartz. "Our refreshed product line provides the quick implementation, ease of use and fast return on investment that our customers demand. Our continued focus on improving our productivity and efficiency is yielding strong results. We feel confident about growing revenues in double digits again next year. Our business prospects have never been better."

     A reconciliation of the above non-GAAP operating margin, net income and EPS amounts to the corresponding GAAP amounts is provided at the end of this press release.

     Business Outlook
     The following statements are forward looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

     Third Quarter Fiscal 2006
     Net revenues for the third quarter of fiscal 2006 are currently expected to be approximately flat with the second quarter. GAAP and non-GAAP earnings per diluted share are currently expected to be approximately flat with non- GAAP earnings per diluted share for the second quarter.

     Full Year Fiscal 2006
     For fiscal year 2006, net revenues are currently expected to be in the range of $1.49 billion to $1.51 billion. GAAP earnings per diluted share are expected to be in the range of $1.20 to $1.25.

     All fiscal 2006 EPS guidance ranges are based on the company's 20 percent estimated tax rate. The company currently believes that its effective tax rate will revert back to a 24 percent effective tax rate in fiscal year 2007.

     Safe Harbor Statement
     This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above, statements regarding our expected effective tax rate and other statements regarding our anticipated performance. Factors that could cause actual results to differ materially include the following: general market and business conditions, the timing and degree of expected investments in growth opportunities, the timing of product releases and retirements, failure to successfully integrate new or acquired businesses and technologies, failure to achieve sufficient sell-through in our channels for new or existing products, failure of key new applications to achieve anticipated levels of customer acceptance, pricing pressure, failure to achieve continued cost reductions and productivity increases, failure to achieve continued migration from 2D products to 3D products, unanticipated changes in tax rates and tax laws, failure to achieve continued success in technology advancements, changes in foreign currency exchange rates, the financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, interruptions or terminations in the business of the company's third party developers, failure to achieve continued migration from 2D products to 3D products, failure to grow lifecycle management or collaboration products, and unanticipated impact of accounting for technology acquisitions.

     Further information on potential factors that could affect the financial results of Autodesk are included in the company's report on Form 10-K for the year ended January 31, 2005 and Form 10-Q for the quarter ended April 30, 2005 which is on file with the Securities and Exchange Commission.

     Autodesk will host its second quarter earnings announcement today at 5:00 p.m. EDT. The live announcement may be accessed at 866-271-0675 or 617-213-8892 (passcode: 81224196). A replay of the call will be available at 4:00 p.m. PDT on our website at www.autodesk.com/investors or by dialing 888-286-8010 or 617-801-6888 and reference 24835985 as the pass code. An audio webcast will also be available beginning at 5:00 p.m. EDT at www.autodesk.com/investors. A replay of this webcast will be maintained on our website for at least twelve months.

     About Autodesk
     Autodesk, Inc. is wholly focused on ensuring that great ideas are turned into reality. With six million users, Autodesk is the world's leading software and services company for the building, manufacturing, infrastructure, digital media, and wireless data services fields. Autodesk's solutions help customers create, manage, and share their data and digital assets more effectively. As a result, customers turn ideas into competitive advantage by becoming more productive, streamlining project efficiency, and maximizing profits. Founded in 1982, Autodesk is headquartered in San Rafael, California. For additional information about Autodesk, please visit www.autodesk.com.

     NOTE: Autodesk, AutoCAD, Autodesk Inventor, Autodesk Map, Civil 3D and Revit are either trademarks or registered trademarks of Autodesk, Inc., in the United States and/or other countries. All other brand names, product names, or trademarks belong to their respective holders.

      Investors:  Sue Pirri, sue.pirri@autodesk.com, 415-507-6467
                  John Clancy, john.clancy@autodesk.com 415-507-6373

      Press:      Nicole Pack, nicole.pack@autodesk.com, 415-507-6282

                                 Autodesk, Inc.
                        Consolidated Statements of Income
                      (In thousands, except per share data)

                                                Three Months Ended               Six Months Ended
                                                     July 31,                        July 31,
                                           ----------------------------    ----------------------------
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
                                                    (Unaudited)                     (Unaudited)
Net revenues:
   License and other                       $    309,365    $    238,445    $    605,743    $    498,954

   Maintenance                                   63,619          41,133         122,360          78,500

      Total net revenues                        372,984         279,578         728,103         577,454

Costs and expenses:
   Cost of license and other
    revenues                                     39,847          36,116          78,540          73,701

   Cost of maintenance revenues                   4,625           4,100           9,439           8,387

   Marketing and sales                          134,019         105,013         261,416         214,292

   Research and development                      72,995          58,342         138,847         116,223

   General and administrative                    32,604          22,946          60,345          50,019

   Restructuring                                     --           3,717              --          11,967

      Total costs and expenses                  284,090         230,234         548,587         474,589

Income from operations                           88,894          49,344         179,516         102,865

Interest and other income, net                    2,832           2,179           5,844           4,595

Income before income taxes                       91,726          51,523         185,360         107,460

Provision for income taxes                      (16,428)        (12,358)        (33,984)        (25,790)

Net income                                 $     75,298    $     39,165    $    151,376    $     81,670

Basic net income per share                 $       0.33    $       0.17    $       0.66    $       0.36

Diluted net income per share               $       0.30    $       0.16    $       0.61    $       0.33

Shares used in computing basic
    net income per share                        228,654         228,004         228,212         226,187

Shares used in computing diluted
    net income per share                        250,310         250,607         249,261         246,737

                                 Autodesk, Inc.
                   Non-GAAP Consolidated Statements of Income
              (See non-GAAP adjustments listed in the tables below)
                      (In thousands, except per share data)

                                                Three Months Ended               Six Months Ended
                                                     July 31,                        July 31,
                                           ----------------------------    ----------------------------
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
                                                    (Unaudited)                     (Unaudited)
Net revenues:
   License and other                       $    309,365    $    238,445    $    605,743    $    498,954

   Maintenance                                   63,619          41,133         122,360          78,500

      Total net revenues                        372,984         279,578         728,103         577,454

Costs and expenses:
   Cost of license and other
    revenues                                     39,847          36,116          78,540          73,701

   Cost of maintenance revenues                   4,625           4,100           9,439           8,387

   Marketing and sales                          134,019         105,013         261,416         214,292

   Research and development                      72,995          58,342         138,847         116,223

   General and administrative                    32,604          22,946          60,345          50,019

      Total costs and expenses                  284,090         226,517         548,587         462,622

Income from operations                           88,894          53,061         179,516         114,832

Interest and other income, net                    2,832           2,179           5,844           4,595

Income before income taxes                       91,726          55,240         185,360         119,427

Provision for income taxes                      (18,345)        (11,048)        (37,072)        (23,885)

Non-GAAP net income                        $     73,381    $     44,192    $    148,288    $     95,542

Basic non-GAAP net income per
 share                                     $       0.32    $       0.19    $       0.65    $       0.42

Diluted non-GAAP net income per
 share                                     $       0.29    $       0.18    $       0.59    $       0.39

Shares used in computing basic
    non-GAAP net income per share               228,654         228,004         228,212         226,187

Shares used in computing diluted
    non-GAAP net income per share               250,310         250,607         249,261         246,737

                                                Three Months Ended               Six Months Ended
                                                     July 31,                        July 31,
                                           ----------------------------    ----------------------------
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
                                                    (Unaudited)                     (Unaudited)
A reconciliation between operating
 expenses on a GAAP basis and
 non-GAAP operating expenses is as
  follows:

GAAP costs and expenses                    $    284,090    $    230,234    $    548,587    $    474,589

Restructuring                                        --          (3,717)             --         (11,967)

Non-GAAP costs and expenses                $    284,090    $    226,517    $    548,587    $    462,622

A reconciliation between income
 from operations on a GAAP basis
 and non-GAAP income from operations
 is as follows:

GAAP income from operations                $     88,894    $     49,344    $    179,516    $    102,865

Restructuring                                        --           3,717              --          11,967

Non-GAAP income from operations            $     88,894    $     53,061    $    179,516    $    114,832

A reconciliation between provision
 for income taxes on a GAAP basis
 and non-GAAP provision for income
 taxes is as follows:

GAAP provision for income taxes            $    (16,428)   $    (12,358)   $    (33,984)   $    (25,790)

Income tax effect on restructuring
 at the normalized rate                              --            (744)             --          (2,394)

Dividends received deduction
 benefit                                         (1,917)          2,054          (1,917)          4,299

Non-recurring tax benefit                            --              --          (1,171)             --

Non-GAAP provision for income
 taxes                                     $    (18,345)   $    (11,048)   $    (37,072)   $    (23,885)

A reconciliation between net
 income on a GAAP basis and
 non-GAAP net income is as follows:

GAAP net income                            $     75,298    $     39,165    $    151,376    $     81,670

Restructuring                                        --           3,717              --          11,967

Income tax effect on restructuring
 at the normalized rate                              --            (744)             --          (2,394)

Dividends received deduction
 benefit                                         (1,917)          2,054          (1,917)          4,299

Non-recurring tax benefit                            --              --          (1,171)             --

Non-GAAP net income                        $     73,381    $     44,192    $    148,288    $     95,542

A reconciliation between diluted
 net income per share on a GAAP
 basis and diluted non-GAAP net
 income per share is as follows:

GAAP diluted net income per share          $      0.301    $      0.156    $      0.607    $      0.331

Restructuring                              $         --    $      0.015    $         --    $      0.049

Income tax effect on restructuring
 at the normalized rate                    $         --    $     (0.003)   $         --    $     (0.010)

Dividends received deduction
 benefit                                   $     (0.008)   $      0.008    $     (0.008)   $      0.017

Non-recurring tax benefit                  $         --    $         --    $     (0.005)   $         --

Non-GAAP diluted net income per
 share                                     $      0.293    $      0.176    $      0.594    $      0.387

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

                                 Autodesk, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                        July 31,         January 31,
                                                          2005              2005
                                                     --------------    --------------
                                                       (Unaudited)        (Audited)
ASSETS:

Current assets:
 Cash and cash equivalents                           $      478,663    $      517,654
 Marketable securities                                       42,807            15,038
 Accounts receivable, net                                   202,415           196,827
 Inventories                                                 14,301            12,545
 Deferred income taxes                                       43,264            14,250
 Prepaid expenses and other current assets                   24,560            25,483
Total current assets                                        806,010           781,797

Computer equipment, software,
 furniture and leasehold
 improvements, net                                           61,076            69,566
Purchased technologies and
 capitalized software, net                                   16,175             9,319
Goodwill                                                    188,761           166,628
Deferred income taxes, net                                   92,993           105,061
Other assets                                                 16,877             9,833
                                                     $    1,181,892    $    1,142,204

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
 Accounts payable                                    $       62,658    $       46,234
 Accrued compensation                                        89,146           140,622
 Accrued income taxes                                        22,813            41,549
 Deferred revenues                                          206,323           178,701
 Other accrued liabilities                                   54,165            61,234
Total current liabilities                                   435,105           468,340

Deferred revenues                                            25,217            15,528
Other liabilities                                             9,290            10,258

Stockholders' equity:
 Preferred stock                                                 --                --
 Common stock and additional paid-in
  capital                                                   689,937           625,225
 Accumulated other comprehensive loss                        (8,487)           (2,843)
 Deferred compensation                                         (440)             (269)
 Retained earnings                                           31,270            25,965
Total stockholders' equity                                  712,280           648,078
                                                     $    1,181,892    $    1,142,204

                                 Autodesk, Inc.
                 Condensed Consolidated Statements of Cash Flows
                                 (In thousands)

                                                            Six Months Ended
                                                                 July 31,
                                                     --------------------------------
                                                          2005              2004
                                                     --------------    --------------
                                                               (Unaudited)
Operating Activities
  Net income                                         $      151,376    $       81,670
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:

       Charge for acquired in-process
        research & development                                1,200                --
       Depreciation and amortization                         24,288            25,372
       Stock compensation expense                               259               377
       Net loss on fixed asset disposals                         27               282
       Tax benefits from employee
        stock plans                                          50,787            24,414
       Restructuring related charges, net                        --             5,648
       Changes in operating assets
        and liabilities                                     (51,639)              884
Net cash provided by operating activities                   176,298           138,647

Investing Activities
  Net (purchases) sales and maturities of
   available-for-sale marketable securities                 (27,767)           20,165
  Capital and other expenditures                             (9,941)          (15,775)
  Business combinations, net of cash
   acquired                                                 (43,265)          (11,750)
  Other investing activities                                     45            (1,490)
Net cash used in investing activities                       (80,928)           (8,850)

Financing activities
  Proceeds from issuance of common
   stock, net of issuance costs                              72,865           160,879
  Repurchases of common stock                              (202,035)         (216,410)
  Dividends paid                                             (3,406)           (6,741)
Net cash used in financing activities                      (132,576)          (62,272)

Effect of exchange rate changes on
 cash and cash equivalents                                   (1,785)           (3,803)

Net (decrease) increase in cash and
 cash equivalents                                           (38,991)           63,722
Cash and cash equivalents at
 beginning of year                                          517,654           282,249
Cash and cash equivalents at end of period           $      478,663    $      345,971

Supplemental cash flow information:
  Net cash paid during the period for
   income taxes                                      $       18,289    $        7,365

Supplemental non-cash investing activity:
  Accounts receivable and other
   receivable reductions as partial
   consideration in business
   combinations                                      $        2,371    $           --

Fiscal Year 2006                      QTR 1              QTR 2              QTR 3              QTR 4           YTD2006
------------------------------   --------------     --------------     --------------     --------------   --------------
Financial Statistics
 (in millions):
Total net revenues               $        355.1     $        373.0                                         $        728.1
     License and other
      revenues                   $        296.4     $        309.4                                         $        605.7
     Maintenance
      revenues                   $         58.7     $         63.6                                         $        122.4

Gross Margin                                 88%                88%                                                    88%

GAAP Operating Expenses          $        221.0     $        239.6                                         $        460.6
GAAP Operating Margin                        26%                24%                                                    25%
GAAP Net Income                  $         76.1     $         75.3                                         $        151.4
GAAP Net Income Per
 Share (diluted)                 $         0.31     $         0.30                                         $         0.61

Non-GAAP Operating
 Expenses (1) (2)                $        221.0     $        239.6                                         $        460.6
Non-GAAP Operating
 Margin (1) (3)                              26%                24%                                                    25%
Non-GAAP Net Income (1)
 (4)                             $         74.9     $         73.4                                         $        148.3
Non-GAAP Net Income Per
 Share (diluted) (1)
 (5)                             $         0.30     $         0.29                                         $         0.59

Total Cash and
 Marketable Securities           $        537.8     $        521.5                                         $        521.5
Days Sales Outstanding                       48                 49                                                     49
Capital Expenditures             $          5.5     $          4.4                                         $          9.9
Cash from Operations             $         63.3     $        113.0                                         $        176.3
GAAP Depreciation and
 Amortization                    $         12.6     $         11.7                                         $         24.3

Revenue by Geography
 (in millions):
Americas                         $        130.5     $        141.3                                         $        271.9
Europe                           $        134.1     $        140.6                                         $        274.7
Asia/Pacific                     $         90.5     $         91.1                                         $        181.5

Revenue by Division (in
 millions):
Design Solutions
 Segment                         $        313.2     $        325.8                                         $        639.0
          Manufacturing
           Solutions
           Division              $         59.1     $         60.2                                         $        119.2
          Infrastructure
           Solutions
           Division              $         39.3     $         42.4                                         $         81.7
          Building
           Solutions
           Division              $         37.1     $         43.0                                         $         80.2
          Platform
           Technology
           Division and
           other                 $        177.7     $        180.2                                         $        357.9

Media and Entertainment
 Segment                         $         41.2     $         45.1                                         $         86.4

Upgrade Revenue (in
 millions):
Upgrade Revenue                  $         64.6     $         71.0                                         $        135.6

Deferred Maintenance
 Revenue (in millions):
Deferred Maintenance
 Revenue Balance                 $        166.1     $        179.2                                         $        179.2

Operating Income (Loss)
 by Segment (in
 millions):
Design Solutions                 $        151.5     $        155.0                                         $        306.5
Media and Entertainment          $          8.4     $          9.5                                         $         17.9
Unallocated amounts              $        (69.3)    $        (75.6)                                        $       (144.9)

Common Stock
 Statistics:
Stock Outstanding                   228,612,000        228,412,000                                            228,412,000
Fully Diluted Shares
 Outstanding                        249,272,000        250,310,000                                            249,261,000
Stock Repurchased                     2,497,700          3,503,896                                              6,001,596

Installed Base
 Statistics:
Total AutoCAD-based
 Installed Base                       3,700,800          3,747,000                                              3,747,000
Total Inventor
 Installed Base                         445,800            470,800                                                470,800

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

(2) GAAP Operating
 Expenses                        $        221.0     $        239.6     $           --     $           --   $        460.6
     Non-GAAP
      Adjustment                 $           --     $           --     $           --     $           --   $           --
     Non-GAAP Operating
      Expenses                   $        221.0     $        239.6     $           --     $           --   $        460.6

(3) GAAP Operating
 Margin                                      26%                24%                --                 --               25%
     Non-GAAP
      Adjustment                              0%                 0%                --                 --                0%
     Non-GAAP Operating
      Margin                                 26%                24%                --                 --               25%

(4) GAAP Net Income              $         76.1     $         75.3     $           --     $           --   $        151.4
     Non-recurring tax
      benefit                    $         (1.2)    $         (1.9)    $           --     $           --   $         (3.1)
     Non-GAAP Net
      Income                     $         74.9     $         73.4     $           --     $           --   $        148.3

(5) GAAP Net Income Per
 Share (diluted)                 $        0.305     $        0.301     $           --     $           --   $        0.607
     Non-recurring tax
      benefit                    $       (0.005)    $       (0.008)    $           --     $           --   $       (0.013)
     Non-GAAP Net
      Income Per Share
      (diluted)                  $        0.300     $        0.293     $           --     $           --   $        0.594

Fiscal Year 2005                       QTR 1              QTR 2              QTR 3             QTR 4              YTD2005
------------------------------    --------------     --------------     --------------     --------------     --------------
Financial
 Statistics
 (in millions):
Total
 net
 revenues                         $        297.9     $        279.6     $        300.2     $        356.2     $      1,233.8
  License
   and
   other
   revenues                       $        260.5     $        238.5     $        254.5     $        303.7     $      1,057.1
  Maintenance
   revenues                       $         37.4     $         41.1     $         45.7     $         52.5     $        176.7

Gross Margin                                  86%                86%                86%                88%                86%

GAAP
 Operating
 Expenses                         $        202.5     $        190.0     $        202.9     $        234.0     $        829.5
GAAP
 Operating
 Margin                                       18%                18%                18%                22%                19%
GAAP
 Net
 Income                           $         42.5     $         39.2     $         74.1     $         65.8     $        221.5
GAAP Net
 Income
 Per Share
 (diluted) (6)                    $         0.18     $         0.16     $         0.30     $         0.26     $         0.90

Non-GAAP
 Operating
 Expenses
 (1) (2)                          $        194.2     $        186.3     $        200.0     $        222.2     $        802.7
Non-GAAP
 Operating
 Margin
 (1) (3)                                      21%                19%                19%                25%                21%
Non-GAAP
 Net
 Income
 (1) (4)                          $         51.3     $         44.2     $         47.7     $         75.2     $        218.4
Non-GAAP
 Net Income
 Per Share
 (diluted)
 (1) (5) (6)                      $         0.22     $         0.18     $         0.19     $         0.30     $         0.88

Total Cash
 and
 Marketable
 Securities                       $        519.4     $        571.7     $        518.0     $        532.7     $        532.7
Days Sales
 Outstanding                                  43                 51                 50                 50                 50
Capital
 Expenditures                     $          5.9     $          9.9     $         13.5     $         11.5     $         40.8
Cash from
 Operations                       $         55.2     $         83.5     $         90.8     $        143.7     $        373.1
GAAP
 Depreciation
 and
 Amortization                     $         12.5     $         12.9     $         13.2     $         13.4     $         52.0

Revenue by
 Geography
 (in millions):
Americas                          $        121.5     $        115.1     $        137.0     $        137.3     $        510.9
Europe                            $        108.8     $         98.9     $         95.8     $        140.2     $        443.7
Asia/Pacific                      $         67.6     $         65.6     $         67.4     $         78.7     $        279.2

Revenue by
 Division
 (in millions):
Design
 Solutions
 Segment                          $        260.2     $        242.4     $        256.4     $        312.3     $      1,071.3
  Manufacturing
   Solutions
   Division                       $         44.8     $         44.2     $         50.4     $         60.3     $        199.7
  Infrastructure
   Solutions
   Division                       $         35.5     $         33.6     $         35.8     $         42.9     $        147.8
  Building
   Solutions
   Division                       $         27.2     $         28.8     $         29.1     $         39.2     $        124.3
  Platform
   Technology
   Division
   and other                      $        152.7     $        135.8     $        141.1     $        169.9     $        599.5

Media and
 Entertainment
 Segment                          $         37.6     $         36.7     $         43.1     $         42.6     $        160.0

Upgrade
 Revenue
 (in millions):
Upgrade
 Revenue                          $         66.7     $         46.1     $         57.1     $         92.9     $        262.8

Deferred
 Maintenance
 Revenue
 (in millions):
Deferred
 Maintenance
 Revenue
 Balance                          $         96.7     $        107.1     $        113.0     $        140.8     $        140.8

Operating
 Income
 (Loss)
 by Segment
 (in millions):
Design
 Solutions                        $        123.0     $        105.5     $        114.9     $        147.6     $        491.0
Media
 and
 Entertainment                    $          3.4     $          6.7     $          7.0     $         10.8     $         27.9
Unallocated
 amounts                          $        (72.9)    $        (62.8)    $        (68.1)    $        (80.2)    $       (284.0)

Common
 Stock
 Statistics
 (6):
Stock
 Outstanding                         226,048,000        229,031,000        228,101,000        227,611,000        227,611,000
Fully
 Diluted
 Shares
 Outstanding                         238,565,000        250,607,000        248,045,000        252,674,000        246,977,000
Stock
 Repurchased                          10,365,200          3,319,600          8,032,200          4,199,800         25,916,800

Installed
 Base
 Statistics:
AutoCAD
Total
 AutoCAD-
 based
 Installed
 Base*                                 3,469,400          3,514,600          3,571,800          3,618,000          3,618,000
Stand-
 alone
 AutoCAD                                                                                                           2,490,000
AutoCAD
 Mechanical                                                                                                          149,400
AutoCAD
 Map                                                                                                                 203,700
Architectural
 Desktop                                                                                                             383,900
Land
 Desktop                                                                                                             109,900
* Includes
   prior
   period
   adjustment
   of
   approximately
   28,000 seats

AutoCAD LT
 Installed
 Base                                                                                                              2,677,900

Total
 Inventor
 Installed
 Base                                    306,600            349,500            388,800            422,900            422,900

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

(2) GAAP
   Operating
    Expenses                      $        202.5     $        190.0     $        202.9     $        234.0     $        829.5
   Restruct-
    uring                         $         (8.3)    $         (3.7)    $         (2.9)    $        (11.8)    $        (26.7)
   Non-GAAP
    Operating
    Expenses                      $        194.2     $        186.3     $        200.0     $        222.2     $        802.7

(3) GAAP
    Operating
    Margin                                    18%                18%                18%                22%                19%
    Restructuring                              3%                 1%                 1%                 3%                 2%
    Non-GAAP
     Operating
     Margin                                   21%                19%                19%                25%                21%

(4) GAAP Net
    Income                        $       42.505     $       39.165     $       74.070     $       65.768     $      221.508
    Restruct-
     uring                        $        8.250     $        3.717     $        2.922     $       11.811     $       26.700
    Income
     tax
     effect on
     restruct-
     uring
     (7)                          $       (1.650)    $       (0.744)    $       (0.584)    $       (2.363)    $       (5.341)
    Dividends
     Received
     Deduction
     benefit
     for
     current
     fiscal
     year
     (7)                          $        2.244     $        2.054     $       (4.298)    $           --     $           --
    Dividends
     Received
    Deduction
     benefit
     for
     prior
     fiscal
     years
     (7)                          $           --     $           --     $      (15.540)    $           --     $      (15.540)
    Non-
     recurring
     tax
     benefit                      $           --     $           --     $       (8.905)    $           --     $       (8.905)
    Non-GAAP
     Net
     Income                       $       51.349     $       44.192     $       47.665     $       75.216     $      218.422

(5) GAAP Net
     Income
     Per
     Share
     (diluted)
     (6)                          $        0.178     $        0.156     $        0.299     $        0.260     $        0.897
    Restruct-
     uring                        $        0.035     $        0.015     $        0.012     $        0.047     $        0.108
    Income
     tax
     effect on
     restruct-
     uring
     (7)                          $       (0.007)    $       (0.003)    $       (0.002)    $       (0.009)    $       (0.022)
    Dividends
     Received
     Deduction
     benefit
     for
     current
     fiscal
     year
     (7)                          $        0.009     $        0.008     $       (0.017)    $           --     $           --
    Dividends
     Received
     Deduction
     benefit
     for
     prior
     fiscal
     years
     (7)                          $           --     $           --     $       (0.064)    $           --     $       (0.063)
    Non-
     recurring
     tax
     benefit                      $           --     $           --     $       (0.036)    $           --     $       (0.036)
    Non-
     GAAP Net
     Income
     Per
     Share
     (diluted)
     (6)                          $        0.215     $        0.176     $        0.192     $        0.298     $        0.884

(6) On November 16, 2004 the Board of Directors authorized a two-for-one stock split in the form of a stock dividend to stockholders of record as of December 6, 2004. Historical common stock statistics and per share amounts have been restated to reflect the effect of the stock split.

(7) In the third quarter of fiscal 2005, Autodesk determined that its consolidated fiscal year effective income tax rate declined from 24% to 20%. For purposes of comparison, we have assumed the new estimated effective income tax rate of 20% in calculating our non-GAAP net income and non-GAAP earnings per share for each individual quarter of fiscal 2005.